Exhibit 99.1

For Immediate Release

For more information, contact:

Jon M. Lintvet, Chief Marketing Officer
Phone: (757) 233-8357
Email: lintvet@arinet.com

Investor Contact:

Joe Dorame, Robert Blum, Joe Diaz
Lytham Partners, LLC
Phone: (602) 889-9700

Email: aris@lythampartners.com

ARI Acquires the Retail Division Assets of 50 Below

Customers, employees and shareholders look to the future

Milwaukee, Wis., November 29, 2012 – ARI Network Services, Inc. (OTCBB:ARIS), a leader in creating, marketing, and supporting SaaS and DaaS solutions that connect consumers, dealers, distributors, and manufacturers in selected vertical markets, announced today that it has completed the acquisition of the retail division assets of Fifty Below Sales & Marketing, Inc.

“This acquisition solidifies ARI’s position as a premier provider of dealer websites in the powersports and automotive tire & wheel aftermarket in addition to our market-leading position in the outdoor power equipment and marine industries. Combined, ARI’s solutions now power more than 5,000 dealer websites,” said Roy W. Olivier, Chief Executive Officer and President of ARI. “For our customers, employees and shareholders, this acquisition marks the beginning of an exciting new chapter. Together, we can look forward as a stronger organization; focus our energy and attention on delivering innovative new products; extend core capabilities and provide exceptional customer service that will help our customers generate more service and sales,” added Olivier.

Customers will soon hear about new ways ARI can help them increase sales. PartSmart® and PartStream™, Search Engine Marketing and new merchandising solutions will be shared with ARI’s customers immediately. Two new aftermarket parts, garments and accessory products are currently in development and ARI’s customers will get a first look at these solutions over the coming months.

“This acquisition is a game-changer for ARI. It increases our portfolio of equipment dealer websites by 270% and accelerates our opportunity to drive organic growth through the cross-selling of new products,” said Darin Janecek, Chief Financial Officer at ARI. “It also provides entry into new, high-growth markets, including automotive aftermarket and durable medical equipment,” added Janecek.

ARI will immediately begin the process of integrating the two organizations.  The combined customer benefits and operational efficiencies are expected to result in a new, stronger organization that can uniquely create more value for its customers, employees and shareholders than the sum of the stand-alone business units.

About ARI

ARI Network Services, Inc. (“ARI” or the “Company”) is a leader in creating, marketing, and supporting software, software as a service (“SaaS”) and data as a service (“DaaS”) solutions that enhance revenue and reduce costs for our customers. Our innovative, technology-enabled solutions connect the community of consumers, dealers, distributors, and manufacturers to help our customers efficiently service and sell more whole goods, parts, garments, and accessories (“PG&A”) worldwide in selected vertical markets that include power sports, outdoor power equipment, marine, and white goods. We estimate that approximately 22,000 equipment dealers, 140 manufacturers, and 195 distributors worldwide leverage our technology to drive revenue, gain efficiencies and increase customer satisfaction.

For more information on ARI, please visit www.arinet.com

Forward Looking Statements

Certain statements in this news release contain “forward‐looking statements” regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933.  All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements.  These statements are based on current expectation and information and the beliefs and assumptions of ARI’s management.  Words such as “expects,” “anticipates,” “goals,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements.  By their nature, forward-looking statements are based on various assumptions and are subject to inherent risks and uncertainties.  Readers are cautioned not to place undue reliance on our forward-looking statements as a number of factors could cause actual future results, conditions, actions or events to differ materially from the expectations or intentions expressed in the forward-looking statements.  Such factors include, but are not limited to: uncertainties relating to the specific scope and nature of the assets acquired, which uncertainties are inherent in acquisitions of assets that are part of a bankruptcy estate; potential delays in or unanticipated costs related to the integration of the acquired business and ARI’s pre-existing businesses;and those other factors described in Part 1A of ARI’s annual report on Form 10-K for fiscal year ended July 31, 2012, filed with the Securities and Exchange Commission.  The forward-looking statements are made only as of the date hereof, and ARI undertakes no obligation to update these forward-looking statements except as may be required by applicable law or regulations.  For more information, please refer to the ARI’s filings with the Securities and Exchange Commission.